040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Revival Inc
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ______ Name ☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Leanne Rogers -Keystone Law Office Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 10161 Park Run Drive - Sute 150 (Street Address) / Las Vegas (City) / Nevada / 89145 (Zip Code) Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with* par value: 300,000,000 / Par value per share: $ .0001 / Number of shares *without* par value: 50,000
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) G. Reed Petersen (Name) 3625 Cove Point Drive (Street Address) / Salt Lake City, (City) / Ut (State) / 84109 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* **6. Benefit Corporation:** (see instructions) ☐ Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. G. Reed Petersen (Name) / X [signature] Incorporator Signature 3625 Cove Point Drive (Address) / SAlt Lake City (City) / ut (State) / 84109 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X ______ Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / July 17, 2017 (Date)

This form must be accompanied by appropriate fees.